UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 13, 2011 (June 10, 2011)

GERBER SCIENTIFIC, INC.
(Exact name of Registrant as specified in its charter)

CONNECTICUT	001-05865	06-0640743
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 Industrial Park Road West, Tolland, Connecticut	06084
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(860) 870-2890

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On June 10, 2011, Gerber Scientific, Inc., a Connecticut corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vector Knife Holdings (Cayman), Ltd., a newly formed Cayman company (“Parent”) and Knife Merger Sub, Inc., a newly formed Connecticut corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger (the “Merger”) of Merger Sub with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are controlled affiliates of Vector Capital Corporation (the “Sponsor”). The Merger Agreement was unanimously adopted by the Company’s Board of Directors (the “Company Board”).

At the effective time of the Merger, each share of Company common stock outstanding immediately prior to the effective time (other than shares held by (i) Parent, Merger Sub, any other subsidiary of Parent or any subsidiary of the Company or (ii) persons who properly exercise appraisal rights under Connecticut law) will be converted into the right to receive (a) $11.00 in cash, without interest (the “Cash Consideration”), and (b) a right to receive contingent cash consideration payments at future times if recoveries are obtained in connection with certain claims for infringement of a Company patent covering computerized cut to print technology (such right, a “CCCP”, and together with the Cash Consideration, the “Merger Consideration”).

Consummation of the Merger is subject to customary conditions, including without limitation: (i) the affirmative vote of the holders of a majority of the votes entitled to be cast on approval of the Merger Agreement (the “Shareholder Approval”), (ii) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the absence of any law, injunction, judgment or ruling making illegal or prohibiting the consummation of the Merger or enjoining the Company, Parent or Merger Subsidiary from consummating the Merger, and all actions or filings pursuant to the antitrust laws of Germany required to permit the consummation of the Merger having been taken, made or obtained. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation: (a) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to materiality qualifiers) and (b) the other party’s performance in all material respects of all obligations to be performed by it under the Merger Agreement.  In addition, Parent’s and Merger Sub's obligation to consummate the Merger is subject to certain other conditions, including: (x) the Company’s possession of at least $5 million of cash and cash equivalents on the date of the closing of the Merger and (y) the absence of  any event, occurrence or development of a state of circumstances or facts that has had and continues to have or would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) on the Company since the date of the Merger Agreement.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including without limitation covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger, (ii) the calling and holding of a meeting of the Company’s shareholders for the purpose of obtaining the Shareholder Approval and (iii) the use of reasonable best efforts to cause the Merger to be consummated.

During the period beginning on the date of the Merger Agreement and continuing through July 25, 2011 (the “Go-Shop Period”), the Company may and intends to initiate, solicit and encourage alternative acquisition proposals from third parties and provide non-public information to and enter into discussions or negotiations with third parties with respect to alternative acquisition proposals. Starting on July 26, 2011 (the “No-Shop Period Start Date”), the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and enter into discussions or negotiations with third parties regarding alternative acquisition proposals, except that the Company may continue to engage in the aforementioned activities for a limited period of time after the Go-Shop Period with certain third parties that submitted an alternative acquisition proposal during the Go-Shop Period that the Company Board has determined constitutes a Superior Proposal (as defined below) (each, an “Excluded Party”).

Notwithstanding the limitations applicable after the No-Shop Period Start Date, prior to the receipt of the Shareholder Approval, the Company may under certain circumstances furnish information to and engage in discussions or negotiations with third parties with respect to unsolicited alternative acquisition proposals that the Company Board reasonably believes could lead to a Superior Proposal. A “Superior Proposal” is a written acquisition proposal for at least a majority of the outstanding shares of Company common stock or all or substantially all of the consolidated assets of the Company on terms that the Company Board has determined is more favorable and makes available greater aggregate value to the Company’s shareholders than the Merger.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee. If the termination fee becomes payable as a result of the Company terminating the Merger Agreement in order to enter into a definitive agreement concerning a Superior Proposal with an Excluded Party, the amount of the termination fee will be $5.35 million. If the termination fee becomes payable in other circumstances, the amount of the termination fee will be $7.89 million and the Company also will be required to pay Parent’s transaction expenses in an amount up to $1.69 million. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $16.91 million in the event that the Company elects not to pursue or cannot obtain specific performance and terminates the Merger Agreement due to Parent’s breach of the Merger Agreement or failure to close the Merger within three business days of notice of the satisfaction or waiver of all conditions to closing.

Parent and Merger Sub have obtained equity and debt financing commitments for the transaction contemplated by the Merger Agreement. The Sponsor and a minority co-investor have committed to capitalize Parent, at or prior to the closing of the Merger, with an aggregate equity contribution in an amount up to approximately $260 million on the terms and subject to the conditions set forth in the equity commitment letters entered into by certain controlled affiliated funds of the Sponsor and the minority co-investor in connection with the Merger (the “Equity Commitment Letters”). The Sponsor and the minority co-investor have also provided the Company with a limited guarantee in favor of the Company guaranteeing the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including any reverse termination fee that may become payable by Parent.

Fortress Credit Corporation (“Fortress”) has committed to provide a senior secured financing facility in the maximum aggregate amount of $60 million (the “Financing Facility”) on the terms and subject to the conditions set forth in a debt commitment letter (the “Debt Commitment Letter”).  The Financing Facility will consist of (i) a revolving credit facility of up to $10 million outstanding at any time, and (ii) a term loan facility of $50 million. The obligation of Fortress to provide debt financing under the Debt Commitment Letter is subject to a number of conditions, including without limitation (a) a condition that, since January 31, 2011, there has been no occurrence of a Material Adverse Effect (as defined within the Merger Agreement); (b) execution and delivery of appropriate legal loan documentation consistent with the terms and conditions of the Debt Commitment Letter; (c) a condition that, Fortress shall have been granted a perfected, first priority lien on certain collateral pledged under the Debt Commitment Letter and shall have received UCC, tax and judgment lien searches and other appropriate evidence evidencing the absence of any other liens on the collateral, other than existing liens acceptable to Fortress and customary permitted liens; (d) delivery of a customary legal opinion from counsel to the Company as Fortress may reasonably request; (e) a condition that, the Company and its domestic subsidiaries designated by Fortress in consultation with Parent are in good standing and duly qualified to do business (except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect (as defined in the Merger Agreement) on the Company and all such subsidiaries); (f) a condition that, customary insurance for the Financing Facility is in place; (g) the absence of any law, injunction, judgment or ruling making illegal or otherwise prohibiting the consummation of the Merger or the Financing Facility or enjoining the Company, the Sponsor or Parent from consummating the Merger or the Financing Facility; (h) payment of applicable fees and expenses; (i) evidence that the cash equity investment by the Sponsor and the minority co-investor of no less than $260 million has been made on or prior to the closing of the Merger; (j) the absence of any amendments, supplements or waivers to the Merger Agreement that are materially adverse to Fortress; (k) consummation of the Merger in accordance with the Merger Agreement; (l) receipt of certain financial information of the Company; (m) the accuracy of certain specified representations and warranties in the Merger Agreement or made pursuant to the Debt Commitment Letter; (n) delivery of certain customary closing documents (including a solvency certificate) and (o) a condition that, no default or event of default under the Financing Facility shall have occurred and be continuing at closing or would result from the Merger Agreement or the Financing Facility and any other loan document becoming effective in accordance with its or their respective terms. The commitment by the Fortress to provide the Financing Facility will expire upon the earliest of (x) the termination of the Merger Agreement in accordance with its terms, (y) the closing of the Merger without the use of the Financing Facility and (z) 5:00 p.m. (New York City time) on November 10, 2011.

The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by certain disclosures made to Parent and Merger Sub not reflected in the text of the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or other specific dates and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, proxy statements and other documents that the Company files with the Securities and Exchange Commission (the “SEC”).

Contingent Cash Consideration

Pursuant to the terms of the Merger Agreement, immediately prior to the effective time, the Company will enter into a Contingent Cash Consideration Agreement (the “CCC Agreement”) governing the terms of the CCCPs and establishing a CCCP Committee (the “Committee”).  The Company will fund the pursuit of certain claims for infringement of a Company patent covering computerized cut to print technology with up to $2 million deposited into an escrow account. If any net recoveries are received by the Company prior to the closing of the Merger, the Company’s funding obligation will be reduced up to such amount.  Any post-closing recoveries from the pursuit of claims against certain agreed parties, net of applicable legal contingency fees and a tax reserve payable to the Company, will be distributed first to the Company as a reimbursement for the amount it funded for expenses through the escrow account and then to the holders of CCCPs. Pursuit of any claims against other parties for infringement of the the Company patent covering computerized cut to print technology will require the consent of both the Company and the Committee. Any post-closing recoveries from the pursuit of claims against other parties, net of applicable legal contingency fees and a tax reserve payable to the Company, will be distributed first to the Company as a reimbursement for any out-of-pocket expenses paid by the Company in connection with the pursuit of such claims and then equally between the Company, on the one hand, and the holders of CCCPs, on the other hand. The Committee will, at its discretion, determine payment dates on which payouts will be paid pro rata to holders of CCCPs (provided that at such time there are no accrued and unpaid escrow expenses), subject to adjustments for CCCPs issued to holders of out-of-the-money options at the time of the Merger to reflect the extent to which those options are out of the money at the closing of the Merger.

Important Information

The Company plans to file with the SEC and mail to its shareholders a proxy statement regarding the proposed acquisition of the Company by the Sponsor. Investors and security holders are urged to read the proxy statement relating to such acquisition and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the Company’s website at www.gerberscientific.com. In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Gerber Scientific, Inc., c/o Investor Relations, 24 Industrial Park Road West, Tolland, CT  06084 USA, telephone: 860-870-2890.

Certain Information Regarding Participants

The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of the Company’s security holders in connection with the proposed acquisition of the Company by the Sponsor. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010, which was filed with the SEC on June 30, 2010, and its definitive proxy statement for the 2010 Annual Meeting of Shareholders, which was filed with the SEC on August 19, 2010. To the extent holdings of Company securities have changed since the amounts printed in the definitive proxy statement for the 2010 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the proxy statement relating to the proposed acquisition of the Company by the Sponsor when it is filed by the Company with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.gerberscientific.com.

Forward-looking Statements

Certain statements herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “anticipates,” “will,” “could,” “should,” “believes,” “expects,” “estimates,” “intends,” “plans,” “projects,” and similar expressions, may identify such forward-looking statements. Such forward-looking statements involve risks and uncertainties regarding the Company’s expected financial condition, results of operations and cash flows. For information identifying other important economic, political, regulatory, legal, technological, competitive and other uncertainties, readers are referred to the Company’s filings with the SEC, including but not limited to, the information included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010, which outlines certain important risks regarding the Company’s forward-looking statements, as well as information included in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks include, but are not limited to, delays in the Company’s new product development and commercialization, intense competition in markets for each of the Company’s operating segments, rapid technological advances, availability and cost of raw materials, adverse economic and credit market conditions, volatility in foreign currency exchange rates, fluctuations in interest rates and the parties’ ability to consummate the proposed acquisition of the Company by the Sponsor. Actual future results or events may differ materially from these forward-looking statements. The forward-looking statements contained herein are made as of the date of this filing and the Company expressly disclaims any obligation to update any of these forward-looking statements, except as required by law.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

The following documents are furnished herewith as exhibits to this report:

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of June 10, 2011, among Gerber Scientific, Inc., Vector Knife Holdings (Cayman), Ltd. and Knife Merger Sub, Inc.
99.1	News Release dated June 13, 2011 issued by Gerber Scientific, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.

Date: June 13, 2011	By:	/s/ William V. Grickis, Jr.
William V. Grickis, Jr. Senior Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of June 10, 2011, among Gerber Scientific, Inc., Vector Knife Holdings (Cayman), Ltd. and Knife Merger Sub, Inc.
99.1	News Release dated June 13, 2011 issued by Gerber Scientific, Inc.

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